Exhibit 99.1

FOR IMMEDIATE RELEASE June 26th, 2023 – Las Vegas, NV - Auto Parts 4Less Group, Inc. (OTC FLES) (“Company”, “FLES”) – the operator of AutoParts4Less.com, a specialized automotive parts marketplace, is pleased to provide an investor update.

Dear Investors,

I hope this message finds you well. We are excited to share our accomplishments over the past eight months, the challenges we've faced, and our plans for the future.

Company Performance Overview

We have made significant strides in expanding our product range. We now boast over 5.3 million products in our catalog. This is an incredible milestone, a result of our continued efforts to attract the largest and best sellers worldwide to our marketplace.

Product Search and User Experience

Recently, we launched Elastic Search, a significant improvement to our top-down funnel search on the platform. This enables our customers to easily find what they're looking for by simply typing it in. This project took a bit longer than expected, but we're pleased to see it live and running. We'll continue to improve this functionality in the coming months and years.

Our landing page also underwent minor updates to enhance the buyer and seller experience on our site, a constant endeavor to ensure customer satisfaction.

Business-To-Business Program

The other major project in the works is our B2B program, which we believe is the future of our company. It will benefit sellers and buyers alike. For instance, small businesses, tire centers, and install centers across America will have the chance to register and apply to buy as a wholesale buyer, gaining access to significant savings. This feature, set to go live in the first or second week of July, is a feature we believe will revolutionize the ecosystem in which we operate.

Financial and Operational Efficiency

We are heavily focused on cost reduction and the economics of marketplaces, which are proven to be cost-effective business models. While we are eager to grow, we understand that growth can be costly, and we are striving to balance our growth goals with financial efficiency. This is all with a view to achieving profitability as quickly as possible.

Capital Market Challenges

As most investors are aware, our goal was to list on the NASDAQ. However, due to unforeseen circumstances in the capital markets, we were unsuccessful and had to withdraw our S-1 registration statement. This has put us in a challenging position in terms of raising capital.

Future Funding Prospects

We're actively exploring various funding options to overcome our financial challenges. Details are premature at this stage, but rest assured, we're committed to securing a robust financial future for our company and stakeholders. Updates will be shared as we make progress.

Company Leadership

On the leadership front, I have taken over all responsibilities for our subsidiaries and parent company after the retirement of Tim Armes, our former board chairman. I am excited and enthusiastic to lead our company forward and continue to grow our presence in the auto parts industry.

Financial Reporting

We acknowledge that our filings have been late and are making every effort to bring them up to date. The reality is that audits are expensive, and our limited access to capital made it difficult to initiate them on time. However, we've already invested a substantial amount in an audit, with the goal of completing it by the end of July.

In conclusion, we remain dedicated to overcoming the current challenges and moving forward with our strategic plans. We're excited for what's to come and sincerely appreciate your support and patience during these times. We will keep you informed about any new developments and remain committed to ensuring our company thrives in the long run.

Thank you for your continued support and belief in our vision.

Christopher Davenport

CEO Auto Parts 4Less Group Inc

About Auto Parts 4Less Group, Inc.

Auto Parts 4Less Group, Inc. (the “Company”) entered the online auto parts business in 2015, selling lift kits and other aftermarket accessories for Jeeps, Trucks, and SUVs on eBay and Amazon. In early 2020, the company began developing AutoParts4Less.com as a multi-seller enterprise-level marketplace dedicated to consolidating the $500 billion annual aftermarket automotive parts industry, including cars, trucks, boats, motorcycles, and RVs, on a single platform. AutoParts4Less.com officially launched with around 2 million parts from over 25 parts sellers in November 2022.

For more information about Auto Parts 4Less Group, Inc., please visit AutoParts4LessGroup.com

Forward Looking Statements

This information contains certain forward-looking statement: These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Industry data provided herein is of no predictive value regarding the future sale of the Company’s products. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

For more information, contact: Email: investorrelations@ap4less.com